Exhibit 99.2

Document Security Systems Prices Offering of Common Stock

ROCHESTER, NY — December 23, 2014 — Document Security Systems, Inc. (NYSE MKT: DSS), (DSS), a leader in anti-counterfeiting and authentication solutions, today announced the pricing of its previously announced underwritten public offering. DSS is offering 3.300,000 registered shares of its common stock at a price to the public of $0.45 per share, resulting in $1.485 million in gross proceeds to DSS. In connection with the offering, the Company has also granted the underwriter a 45-day option to purchase up to an additional 495,000 shares of common stock offered in the public offering to cover over-allotments, if any.

DSS intends to use the net proceeds from this offering for working capital and other general corporate purposes.

The offering is expected to settle and close on December 29, 2014, subject to the satisfaction or waiver of customary closing conditions.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-191704), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on November 1, 2013. A final prospectus supplement describing the terms of the offering will be filed with the SEC. Any offer will be made only by means of a prospectus supplement and accompanying base prospectus forming a part of the effective registration statement. Before investing, you should read the prospectus supplement and the accompanying base prospectus, and other documents that the Company has filed or will file with the SEC, for information about the Company and this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov, or by request to National Securities Corporation at the following address:

National Securities Corporation

410 Park Ave, 14th Floor

New York, NY 10022

Attn: Kim Addarich

Telephone: (212)-417-8164

Email: prospectusrequest@nationalsecurities.com

About Document Security Systems

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies through its subsidiary, DSS Technology Management, Inc.

For more information on the AuthentiGuard Suite, please visit www.authentiguard.com. For more information on DSS and its subsidiaries, please visit www.DSSsecure.com.

For More Information

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, the Company’s ability to comply with the closing conditions or other conditions that might prevent the closing of the offering, and the Company’s use of net proceeds from the offering, and its ability to raise additional capital, as well as those risks and uncertainties disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission, and as amended by our subsequent periodic reports. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.